CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and effective as of the 1st day of July 2021, by and between Red Cat Holdings, Inc. (the "Company"), and Joseph Freedman ("Consultant").

WHEREAS the Company desires to have Consultant provide certain consulting services, as described in Section 1 of this Agreement, pursuant to the terms and conditions of this Agreement; and

WHEREAS Consultant desires to provide the Services to the Company pursuant to the terms and conditions of this Agreement in exchange for the fees described in Section 2.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

1. **CONSULTING SERVICES.** Commencing on the Effective Date (as defined below), Consultant, in the capacity as an independent contractor, shall provide the services to the Company set forth on Schedule 1 (the "Services"). The Company acknowledges that Consultant will limit its role under this Agreement to that of a consultant, and the Company acknowledges that Consultant is not, and will not become, engaged in the day-to-day business of the company. The Company acknowledges and hereby agrees that Consultant is not engaged on a full-time basis and Consultant may pursue any other activities and engagements it desires during the term of this Agreement and will not be prohibited from providing services to organizations that may be pursuing similar goals as Company. In performing the Services, Consultant is expected to collaborate and obtain insights and assistance from third parties with particular skills and expertise, or resources and Company acknowledges and agrees that such activities are contemplated by this Agreement. No third party will be hired without the Company's approval.

2. The parties hereto acknowledge and agree that the Services to be provided are in the nature of advisory services only, and Consultant shall have no responsibility or obligation for execution of the Company's business plan or any aspect thereof nor shall Consultant have any ability to obligate or bind the Company in any respect. Consultant shall have control over the time, method, and manner of performing the Services.

3. **COMPENSATION TO CONSULTANT.** The Company shall pay Consultant as set forth on Schedule 1.

4. **TERM.** The term of this Agreement shall begin on July 1, 2021 (the "Effective Date") and terminate June 30, 2021, unless extended by mutual agreement of the Parties (the "Term").

5. **EFFECT OF TERMINATION.** This Agreement may not be terminated by either party with 30 days written notice and pro-rata compensation shall be considered

6. **ACCURACY OF INFORMATION PROVIDED TO CONSULTANT.** The Company represents and warrants to Consultant that information concerning the Company provided to Consultant is true, complete, and correct in all respects and will be relied upon by Consultant in connection with performance of the Services.

7. **INDEPENDENT CONTRACTOR.** Consultant shall act at all times hereunder as an independent contractor as that term is defined in the Internal Revenue Code of 1986, as amended, with respect to the Company, and not as an employee, partner, agent, or co-venturer of or with the Company. Except as set forth herein, the Company shall neither have nor exercise control or direction whatsoever over the operations of Consultant, and Consultant shall neither have nor exercise any control or direction whatsoever over the employees, agents or subcontractors hired by the Company.

8. **NO AGENCY CREATED.** No agency, employment, partnership, or joint venture shall be created by this Agreement, as Consultant is an independent contractor. Consultant shall have no authority as an agent of the Company or to otherwise bind the Company to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate, or other matter. Each party hereto shall refrain from making any representation intended to create an apparent agency, employment, partnership, or joint venture relationship between the parties.

9. **NO REPRESENTATION**. Company acknowledges and agree that its activities have been and will be performed in evolving business environment with much uncertainty. Accordingly, Consultant makes no representations or warranties of any kind whatsoever regarding the Services, the adequacy or completeness of the work to be performed or any adverse effects on a party as a result or on its business or opportunities. Each Party disclaims any and all warranties, express or implied, including without limitation warranties of merchantability or fitness for a particular purpose, or as to design, condition, quality, capacity, performance, material, workmanship, title, and non-infringement with respect to the Services.

The Company shall, subject to applicable law, indemnify the Consultant and its affiliates (each, an "Indemnitee"), and hold each of them harmless, from and against any and all claims, liabilities, damages, losses, costs, and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are actually and reasonably incurred by any Indemnitee and arise out of or in connection with the business of the Company or the performance by such Indemnitee of any of the responsibilities hereunder; provided that an Indemnitee shall be entitled to indemnification hereunder only if such Indemnitee's conduct did not constitute fraud, willful misconduct, bad faith or gross negligence, the Indemnitee acted in a manner reasonably believed to be in or not against the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. The satisfaction of any indemnification and any holding harmless pursuant to this Agreement shall come from and be limited to Company assets and any insurance that may be applicable to Consultant's activities.

10. **NOTICES.** Any notice required or permitted to be given pursuant to this Agreement shall be in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or upon receipt by the addressee by courier or by telefacsimile addressed to each of the other Parties thereunto entitled at the respective address listed below, with a copy by email, or at such other addresses as a party may designate by ten (10) days prior written notice:

If to the Company:

Red Cat Holdings, Inc.
370 Harbour Drive
Palmas del Mar
Humacao, PR 00791
(833) 373-3228
Att: Jeffrey Thompson, CEO
Jeff@redcat.red

If to Consultant:
Joe Freedman
3502 Ruland Place
Nashville, TN 37215
615-207-6236
Joseph_freedman@yahoo.com

11. **ASSIGNMENT.** This Agreement shall not be assigned, pledged, or transferred in any way by either party hereto without the prior written consent of the other party. Any attempted assignment, pledge, transfer or other disposition of this Agreement or any rights, interests or benefits herein contrary to the foregoing provisions shall be null and void. Notwithstanding anything to the contrary in this provision or this Agreement, the Consultant may not assign, pledge, transfer or sell the Compensation without the prior written consent of the Company.

12. **CONFIDENTIAL INFORMATION**. Company and Consultant acknowledge that each will provide unique information to the other and therefore each agrees that, at no time during the Term or a period of one (1) year immediately after the Term, will either (a) use Confidential Information (as defined below) for any purpose other than in connection with the Services or (b) disclose Confidential Information to any person or entity other than to the disclosing party or persons or entities to whom disclosure has been authorized by the other party. As used herein, "Confidential Information" means all information of a technical or business nature relating to the either party or its affiliates. "Confidential Information" shall not include any information that (i) has entered the public domain through no action or failure to act of the disclosing party; (ii) prior to disclosure hereunder was already lawfully in the disclosing party's possession without any obligation of confidentiality; (iii) subsequent to disclosure hereunder is obtained by the disclosing party on a non-confidential basis from a third party who has the right to disclose such information; or (iv) is ordered to be or otherwise required to be disclosed by the disclosing party by a court of law or other governmental body; provided, however, that the other party is notified of such order or requirement and given a reasonable opportunity to intervene.

13. **RETURN OF MATERIALS AT TERMINATION**. Consultant agrees that all documents, reports and other data or materials provided to Consultant shall remain the property of the Company, including, but not limited to, any work in progress. Upon termination of this Agreement for any reason, Consultant shall promptly deliver to the Company upon request all such documents, including, without limitation, all Confidential Information, belonging to the Company, including all copies thereof. Section 2, 4, 6, 8, 11 and 23 shall survive the termination of this Agreement.

14. **CONFLICTING AGREEMENTS; REQUISITE APPROVAL.** Consultant and the Company represent and warrant to each other that the entry into this Agreement and the obligations and duties undertaken hereunder will not conflict with, constitute a breach of or otherwise violate the terms of any agreement or court order to which either party is a party, and each of the Company and Consultant represent and warrant that it has all requisite corporate authority and approval to enter into this Agreement and it is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement.

15. **NO WAIVER.** No terms or conditions of this Agreement shall be deemed to have been waived, nor shall any party hereto be stopped from enforcing any provisions of the Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

16. **GOVERNING LAW.** All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of Delaware, without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in Davidson County, Tennessee before a single arbitrator of the American Arbitration Association (AAA). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law Tennessee. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.

17. **ENTIRE AGREEMENT.** This Agreement contains the entire agreement of the parties hereto in regard to the subject matter hereof and may only be changed by written documentation signed by the party against whom enforcement of the waiver, change, modification, extension, or discharge is sought. This Agreement supersedes all prior written or oral agreements by and among the Company or any of its subsidiaries or affiliates and Consultant or any of its affiliates.

18. **SECTION HEADINGS.** Headings contained herein are for convenient reference only. They are not a part of this Agreement and are not to affect in any way the substance or interpretation of this Agreement.

19. **SURVIVAL OF PROVISIONS.** In case any one or more of the provisions or any portion of any provision set forth in this Agreement should be found to be invalid, illegal, or unenforceable in any respect, such provision(s) or portion(s) thereof shall be modified or deleted

in such manner as to afford the parties the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws. The validity, legality, and enforceability of any such provisions shall not in any way be affected or impaired thereby and such remaining provisions in this Agreement shall be construed as severable and independent thereof.

20. **BINDING EFFECT.** This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment contained in Section 10 of this Agreement.

21. **EXPENSES.** The Company shall reimburse the Consultant for all reasonable travel, and other expenses incurred or paid by the Consultant in connection with, or related to, the performance of his duties, responsibilities, or services under this Agreement, provided such expenses are approved in advance by Company.

22. **AUTHORIZATION.** The persons executing this Agreement on behalf of the Company and Consultant hereby represent and warrant to each other that they are the duly authorized representatives of their respective entities and that each has taken all necessary corporate or partnership action to ratify and approve the execution of this Agreement in accordance with its terms.

23. **ADDITIONAL DOCUMENTS.** Each of the parties to this Agreement agrees to provide such additional duly executed (in recordable form, where appropriate) agreements, documents and instruments as may be reasonably requested by the other party in order to carry out the purposes and intent of this Agreement.

24. **LEGAL REPRESENTATION.** Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement. Each party recognizes and acknowledges that Consultant is an attorney and agrees and acknowledges that none of the services shall be claimed to be the provision of legal services, and counsel to the Company has represented Company in all legal matters contemplated herein, including the Services, and in connection with various legal matters and each party waives any conflicts of interest or other allegations that it has not been represented by its own counsel. Company acknowledges and agrees that it has not and will not rely upon any representative of Consultant for legal, tax, accounting, or similar professional advice.

25. **COUNTERPARTS & TELEFACSIMILE.** This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement. A telefacsimile of this Agreement may be relied upon as full and sufficient evidence as an original.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

RED CAT HOLDINGS, INC.

By: ____________________ 07/01/2021
Name: Jeffrey Thompson
Title: Chief Executive Officer

CONSULTANT:

Joseph Freedman

Joe Freedman 07/01/2021

Schedule 1

Services

Establish and Manage Business Integration Group (BIG)

- BIG (Business Integration Group) is a small, core group of professionals who drive the pre-merger integration planning and post-merger integration execution to achieve deal rationale, deal value drivers, and deal synergies.
- The group consists of CEO, COO and Chairman plus up to 3 business unit leaders. The business leaders must have an operational understanding of how their business unit fits into Red Cat Holdings and the critical thinking skills to assist with integration to realize over-all mission and vision of Red Cat.
- Work with CEO, COO, CFO and unit heads on organic growth strategies, revenue, and pricing models

Develop and Manage Quarterly and Annual Planning Sessions

- Work with executive leadership team to establish KPIs for Red Cat Holdings entities
- Work with business unit executives to establish KPIs for their respective units.
- Work with executive leadership team to finalize RCAT's Mission, Vision and Purpose
- Work with executive leadership team and business unit heads to create business cadence and rhythms including weekly or monthly zoom calls.

Recruiting & Human Resources

- Assist company with executive recruiting efforts.
- Help Identify HR Manager
- Utilize personal network as a first line recruiting to help save money.
- Work with HR Manager to develop HR policies and procedures.

Member of Acquisition Team

- Work with CEO, CFO & COO to identify targets and assist with acquisitions Executive Team Member

Compensation

1. Commencing July 1, 2021, and continuing for 12 months thereafter, the Company shall pay Consultant a fee of $6,000 per month on the first day of each month, or in accordance with the customary payroll practices in consideration of services rendered prior to the Effective Date and thereafter.

2. Consultant shall receive 150,000 options @ a strike price as of the close of July 1, 2021. The options shall vest quarterly.

3. Both parties agree to a check-in / review on or before 120th day or December 1, 2021, and adjust the hours, comp and options up or down based on progress.